UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2021

DFP HEALTHCARE ACQUISITIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39248	84-3562323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Third Avenue, 37th Floor

New York, New York 10017

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 551-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one- fourth of one redeemable warrant	DFPHU	The Nasdaq Stock Market LLC

Class A common stock, par value $0.0001 per share	DFPH	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DFPHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On April 12, 2021, the staff (the “Staff”) of the Securities and Exchange Commission (the “SEC”) issued a statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”).” In the statement, the Staff, among other things, highlighted potential accounting implications of certain terms that are common in warrants issued in connection with the initial public offerings of SPACs such as DFP Healthcare Acquisitions Corp. (the “Company” or “DFP”).

The warrant agreement governing the warrants includes a provision that provides for potential changes to the settlement amounts dependent on the characteristics of the holder of the warrant. Upon review of the statement by the SEC Staff, the Company’s management further evaluated the warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee (the “Audit Committee”), in consultation with management concluded that the Company’s warrants are not indexed to the Company’s common stock in the manner contemplated by ASC Section 815-40-15 because the characteristics of the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares.

On May 14, 2021, the Audit Committee of the Company, in consultation with its management, concluded that the Company's (i) previously issued audited balance sheet dated as of March 13, 2020 which was related to its initial public offering, (ii) unaudited interim financial statements as of and for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020, as reported in the Company's Quarterly Reports on Form 10-Q filed with the SEC on May 8, 2020, August 13, 2020 and November 13, 2020, respectively, and (iii) audited financial statements as of December 31, 2020 and for the period from November 1, 2019 (inception) through December 31, 2020 as reported in the Company's Annual Report on Form 10-K filed with the SEC on March 30, 2021 (the “Relevant Periods”) included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”) should no longer be relied upon and that it is appropriate to restate the Annual Report. The Company will file an amendment to the Annual Report, which will include the restated audited financial statements for the Relevant Periods, as soon as those audited financial statements are available.

As a result, the Company today is announcing that it will restate its historical financial results for the Non-Reliance Periods, in each case to reflect the change in accounting treatment (the “Restatement”).

The Company’s prior accounting for the warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported operating expenses, cash flows or cash or cash equivalents.

The Audit Committee and management have discussed the matters disclosed pursuant to this Item 4.02(a) with the Company’s independent accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DFP Healthcare Acquisitions Corp.

	By:	/s/ Christopher Wolfe
Dated: May 18, 2021		Name: Christopher Wolfe
Title: Chief Financial Officer